                                                                     EXHIBIT 2.2


                               ARTICLES OF MERGER

                                       OF

                            ROBIN MERGER CORPORATION,
                            a Washington corporation
                           (disappearing corporation)

                                  with and into

                              HOMEGROCER.COM, INC.,
                            a Washington corporation
                             (surviving corporation)

To the Secretary of State
State of Washington

     Pursuant to the provisions of the Washington Business Corporation Act, HomeGrocer.com, Inc. and Robin Merger Corporation, both Washington corporations, hereby submit the following Articles of Merger:

     1. PLAN OF MERGER. The Plan of Merger attached hereto and made a part hereof to these Articles of Merger as EXHIBIT A, is the Plan of Merger for merging Robin Merger Corporation with and into HomeGrocer.com, Inc.

     2. BOARD OF DIRECTOR APPROVAL. The Plan of Merger was adopted by resolution adopted by unanimous written consent of the Board of Directors of HomeGrocer.com, Inc. on June 23, 2000, and by resolution adopted by unanimous written consent of the Board of Directors of Robin Merger Corporation on June 25, 2000.

     3. SHAREHOLDER APPROVAL. The Plan of Merger was duly approved by the sole shareholder of Robin Merger Corporation and the shareholders of HomeGrocer.com, Inc. pursuant to RCW 23B.11.030.

     4. EFFECTIVE TIME AND DATE. The merger shall become effective as of 1:00 p.m. pacific daylight time, on September 5, 2000.

     DATED as of this 1st day of September, 2000.


Surviving Corporation:                  HOMEGROCER.COM, INC.
                                        a Washington corporation


                                        /s/ MARY ALICE TAYLOR
                                        ----------------------------------------
                                        Mary Alice Taylor
                                        Chairman of the Board and
                                        Chief Executive Officer

                                    EXHIBIT A

                                 PLAN OF MERGER
                                  (WASHINGTON)

                                       of

                            ROBIN MERGER CORPORATION,
                            a Washington corporation
                           (disappearing corporation),

                                  with and into

                              HOMEGROCER.COM, INC.,
                            a Washington corporation
                             (surviving corporation)

     THIS PLAN OF MERGER ("PLAN OF MERGER") is entered into as of June 25, 2000, between Robin Merger Corporation, a Washington corporation ("ROBIN"), and HomeGrocer.com, Inc., a Washington corporation ("HOMEGROCER").

                                    RECITALS

     A. HomeGrocer is a corporation organized and existing under the laws of the State of Washington. The authorized capital stock of HomeGrocer consists of 1,000,000,000 shares of Common Stock, no par value, of which 128,282,596 shares were issued and outstanding as of June 12, 2000, and 10,000,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding.

     B. Robin is a corporation organized and existing under the laws of the State of Washington. The authorized capital stock of Robin consists of 1,000 shares of Common Stock, $0.001 par value per share, of which 1,000 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Robin are held by Webvan Group, Inc., a Delaware corporation ("WEBVAN").

     C. Webvan, HomeGrocer and Robin have entered into an Agreement and Plan of Reorganization, dated June 25, 2000 (the "AGREEMENT"). Robin and HomeGrocer have deemed it advisable and in the best interests of Robin and HomeGrocer, respectively, and their respective shareholders, that Robin be merged with and into HomeGrocer as authorized by the laws of the State of Washington and pursuant to the terms and conditions of the Agreement, with HomeGrocer surviving as a wholly owned subsidiary of Webvan.

     D. The Agreement is intended to be a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     The following Plan of Merger is made pursuant to the Washington Business Corporation Act:

     2. The Parties. This Plan of Merger is filed in connection with the Agreement. The parties to the Merger are HomeGrocer and Robin.

Exhibit A to Articles of Merger
Plan of Merger of Robin Merger Corporation and HomeGrocer.com, Inc.
-------------------------------------------------------------------


     3. The Merger. At the Effective Time (as defined in Section 3 of this Plan of Merger) and subject to and upon the terms and conditions of this Plan of Merger and the Agreement and the applicable provisions of The Washington Business Corporations Act, as amended ("WASHINGTON LAW"), Robin shall be merged with and into HomeGrocer (the "MERGER"), the separate corporate existence of Robin shall cease and HomeGrocer shall continue as the surviving corporation and as a wholly-owned subsidiary of Webvan. HomeGrocer as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     4. Effective Time; Closing. Subject to the provisions of this Plan of Merger and the Agreement, the parties hereto shall cause the Merger to be consummated by filing this Plan of Merger and articles or other appropriate filing documents with the Secretary of State of the State of Washington in accordance with the relevant provisions of Washington Law (collectively, the "ARTICLES OF MERGER"). The time specified as the effective time in the Articles of Merger is referred to herein as the "EFFECTIVE TIME." The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California at a time and date to be specified by the parties (the "CLOSING DATE").

     5. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the Agreement and this Plan of Merger and the applicable provisions of Washington Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of HomeGrocer and Robin shall vest in the Surviving Corporation and all debts, liabilities and duties of HomeGrocer and Robin shall become the debts, liabilities and duties of the Surviving Corporation.

     6.   Articles of Incorporation; Bylaws.

          (a) At the Effective Time, the Articles of Incorporation of Robin, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "HomeGrocer.com, Inc."

          (b) The Bylaws of Robin, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     7. Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Robin immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Robin immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

     8.   Conversion of Shares.

          (a) Conversion of HomeGrocer Common Stock. Each share of Common Stock, no par value per share, of HomeGrocer (the "HOMEGROCER COMMON STOCK") issued and outstanding

Exhibit A to Articles of Merger
Plan of Merger of Robin Merger Corporation and HomeGrocer.com, Inc.
-------------------------------------------------------------------


immediately prior to the Effective Time, other than any shares of HomeGrocer Common Stock ("SHARES") to be cancelled in accordance with Section 7(b) of this Plan of Merger and Dissenting Shares (as defined in Section 8 of this Plan of Merger), will be cancelled and extinguished and automatically converted (subject to Sections 7(c) and (d) of this Plan of Merger) into the right to receive that number of shares of Common Stock, $0.0001 par value per share, of Webvan (the "WEBVAN COMMON STOCK") equal to 1.07605 (the "EXCHANGE RATIO"), upon surrender of the certificate representing such share of HomeGrocer Common Stock in the manner provided in Section 9 of this Plan of Merger (and in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with Section 9(i) of this Plan of Merger). If any shares of HomeGrocer Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the HomeGrocer, then, subject to the terms of the plan or agreement pursuant to which such shares were issued, the shares of Webvan Common Stock issued in exchange for such shares of HomeGrocer Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition and the certificates representing such shares of Webvan Common Stock may accordingly be marked with appropriate legends. HomeGrocer shall take all action that may be necessary to ensure that, from and after the Effective Time, Webvan is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (b) Cancellation of HomeGrocer-Owned Shares. Each share of HomeGrocer Common Stock which is, immediately prior to the Effective Time of the Merger, held in the treasury of HomeGrocer or held by Webvan, Robin or any other direct or indirect wholly-owned subsidiary of Webvan or HomeGrocer shall be canceled and extinguished without any conversion thereof.

          (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable for Webvan Common Stock or HomeGrocer Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Webvan Common Stock or HomeGrocer Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (d) Fractional Shares. No fraction of a share of Webvan Common Stock will be issued by virtue of the Merger, but in lieu thereof, each holder of shares of HomeGrocer Common Stock who would otherwise be entitled to a fraction of a share of Webvan Common Stock (after aggregating all fractional shares of Webvan Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 9(c) of this Plan of Merger), receive from Webvan an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction and
(ii) the average closing price of Webvan Common Stock for the five trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market System ("NASDAQ").

          (e) HomeGrocer Options and Warrants. At the Effective Time of the Merger, options to purchase shares of HomeGrocer Common Stock and stock appreciation rights then outstanding under HomeGrocer's 1997 Incentive Compensation Plan (the "1997 PLAN"), 1999 Stock Incentive Plan (the "1999 PLAN") and 1999 Directors' Stock Option Plan (the "DIRECTORS PLAN" and, together with the 1997 Plan and the 1999 Plan, the "HOMEGROCER PLANS") (collectively, the "OPTIONS") and


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

Exhibit A to Articles of Merger
Plan of Merger of Robin Merger Corporation and HomeGrocer.com, Inc.
-------------------------------------------------------------------


each outstanding warrant to purchase shares of HomeGrocer Common Stock (collectively, the "WARRANTS") will by virtue of the Merger be assumed by Webvan. Each Option and each Warrant so assumed by Webvan will continue to have, and be subject to, the same terms and conditions of such Options or Warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions, including, to the extent not otherwise waived, accelerated vesting on the terms provided in HomeGrocer's 1997 Stock Option Plan for options granted prior to January 10, 2000), except that (i) each Option and each Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Webvan Common Stock equal to the product of the number of shares of HomeGrocer Common Stock that were issuable upon exercise of such Option or Warrant, as applicable, immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Webvan Common Stock and
(ii) the per share exercise price for the shares of Webvan Common Stock issuable upon exercise of such assumed Option or Warrant will be equal to the quotient determined by dividing the exercise price per share of HomeGrocer Common Stock at which such Option or Warrant, as applicable, was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

          (f) Stock Purchase Plan. Prior to the Effective Time of the Merger, outstanding purchase rights under HomeGrocer's 1999 Employee Stock Purchase Plan (the "HOMEGROCER ESPP") shall be exercised in accordance with Section 20(b) of the HomeGrocer ESPP and each share of HomeGrocer Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Webvan Common Stock equal to the product of the number of shares of HomeGrocer Common Stock that were issuable upon exercise of such purchase rights under the HomeGrocer ESPP immediately prior to the Effective Time of the Merger multiplied by the Exchange Ratio without issuance of certificates representing issued and outstanding shares of HomeGrocer Common Stock to HomeGrocer ESPP participants. HomeGrocer agrees that it shall terminate the HomeGrocer ESPP immediately following the aforesaid purchase of shares of HomeGrocer Common Stock thereunder.

          (g) Conversion of Robin Common Stock. Each share of common stock, $0.001 par value, of Robin ("ROBIN COMMON STOCK") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK"). Each stock certificate of Robin evidencing ownership of any such shares shall after the Effective Time of the Merger evidence ownership of the shares of Surviving Corporation Common Stock into which such shares of Robin Common Stock were converted.

     9. Dissenting Shares. Notwithstanding any provision of this Plan of Merger or the Agreement to the contrary, each outstanding share of HomeGrocer Common Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares by HomeGrocer in accordance with Sections 23B.13.010 et seq. of Washington Law ("DISSENTING SHARES") and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights, shall not be converted into or represent a right to receive the merger consideration described in Section 7 of this Plan of Merger, but the holder thereof shall be entitled only to such rights as are granted by Washington Law. HomeGrocer shall give Webvan (i) prompt



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

Exhibit A to Articles of Merger
Plan of Merger of Robin Merger Corporation and HomeGrocer.com, Inc.
-------------------------------------------------------------------


written notice of any notice of intent to demand fair value for any shares of HomeGrocer Common Stock, withdrawals of such notices and any other instruments served pursuant to Washington Law and received by HomeGrocer, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value for shares of HomeGrocer Common Stock under Washington Law. HomeGrocer shall not, except with the prior written consent of Webvan, voluntarily make any payment with respect to any demands for fair value for shares of HomeGrocer Common Stock or offer to settle or settle any such demands.

     10.  Surrender of Certificates; Payment of Stock Consideration.

          (a) Exchange Agent. ChaseMellon Shareholder Services LLC shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) Webvan to Provide Common Stock. Promptly after the Effective Time, Webvan shall make available to the Exchange Agent, for exchange in accordance with this Plan of Merger and the Agreement, (i) the shares of Webvan Common Stock issuable in accordance with Section 7 of this Plan of Merger in exchange for outstanding shares of HomeGrocer Common Stock and (ii) cash in an amount sufficient for payment in lieu of fractional shares in accordance with
Section 7 of this Plan of Merger and any dividends or distributions to which holders of shares of HomeGrocer Common Stock may be entitled in accordance with
Section 9 of this Plan of Merger.

          (c) Exchange Procedures. As soon as practicable after the Effective Time (and in any event within five business days after Webvan's receipt of all necessary shareholder lists and other supporting information), Webvan shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding Shares whose Shares were converted into the right to receive shares of Webvan Common Stock in accordance with Section 7 of this Plan of Merger, cash in lieu of any fractional shares in accordance with Section 7 of this Plan of Merger and any dividends or other distributions in accordance with Section 9 of this Plan of Merger, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Webvan may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Webvan Common Stock, cash in lieu of any fractional shares in accordance with
Section 7 of this Plan of Merger and any dividends or other distributions in accordance with Section 9 of this Plan of Merger. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Webvan, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Webvan Common Stock into which their shares of HomeGrocer Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive in accordance with Section 7 of this Plan of Merger and any dividends or distributions payable in accordance with Section 9 of this Plan of Merger, and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, in accordance with Section 9 of this Plan of Merger as to the payment of dividends and other distributions, to evidence only the ownership of the number of full shares of Webvan Common Stock into which such shares of HomeGrocer Common Stock shall


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

Exhibit A to Articles of Merger
Plan of Merger of Robin Merger Corporation and HomeGrocer.com, Inc.
-------------------------------------------------------------------


have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 7 of this Plan of Merger.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of the Agreement and this Plan of Merger with respect to Webvan Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificate(s) with respect to the shares of Webvan Common Stock represented thereby until the holders of record of such Certificate(s) shall surrender such Certificate(s). Subject to applicable law, following surrender of any such Certificate(s), the Exchange Agent shall deliver to the record holders thereof, without interest, a certificate(s) representing whole shares of Webvan Common Stock issued in exchange therefor along with payment in lieu of fractional shares in accordance with Section 7 of this Plan of Merger and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Webvan Common Stock.

          (e) Transfers of Ownership. If any certificate representing shares of Webvan Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Webvan or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Webvan Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Webvan or any agent designated by it that such tax has been paid or is not payable.

          (f) Required Withholding. Each of the Exchange Agent, Webvan and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Plan of Merger and the Agreement to any holder or former holder of HomeGrocer Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under the Agreement and this Plan of Merger as having been paid to the person to whom such amounts would otherwise have been paid.

          (g)  No Liability. Notwithstanding anything to the contrary in this
Section 9, none of the Exchange Agent, Webvan, the Surviving Corporation, or any party hereto shall be liable to a holder of shares of Webvan Common Stock or HomeGrocer Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) No Further Ownership Rights in HomeGrocer Common Stock. All shares of Webvan Common Stock issued upon the surrender for exchange of shares of HomeGrocer Common Stock in accordance with the terms hereof (together with any cash paid in respect thereof in accordance with Sections 7 and 9 of this Plan of Merger) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of HomeGrocer Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of HomeGrocer Common Stock which were outstanding immediately prior to the Effective Time. If,


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

Exhibit A to Articles of Merger
Plan of Merger of Robin Merger Corporation and HomeGrocer.com, Inc.
-------------------------------------------------------------------


after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged in accordance with Sections 7 and 9 of this Plan of Merger.

          (i) Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Webvan Common Stock into which the shares of HomeGrocer Common Stock represented by such Certificates were converted in accordance with Section 7 of this Plan of Merger, cash for fractional shares, if any, as may be required in accordance with Section 7 of this Plan of Merger and any dividends or distributions payable in accordance with Section 9 of this Plan of Merger; provided, however, that Webvan may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Webvan Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Webvan, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (j)  Tax and Accounting Consequences.

               (1) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt the Agreement and this Plan of Merger as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

               (2) It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase.

     11. Taking of Necessary Action; Further Action. If, at any time after the Effective Time of the Merger, any further action is necessary or desirable to carry out the purposes of this Plan of Merger and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of HomeGrocer and Robin, the officers and directors of HomeGrocer and the Robin will take all such lawful and necessary action.

     12. Shareholder and Stockholder Meetings. HomeGrocer shall call and hold a shareholders' meeting and Webvan shall call and hold a stockholders' meeting as promptly as practicable after the date hereof for the purpose of voting upon the adoption and approval of the Agreement and the approval of the Merger (in the case of the shareholders' meeting) and the issuance of Webvan common stock in the merger (in the case of the Webvan stockholders' meeting), and HomeGrocer and Webvan shall use all reasonable efforts to hold the Webvan stockholders' meeting and the HomeGrocer shareholders' meeting on the same day and as soon as practicable after the date on which the S-4 becomes effective. Nothing herein shall prevent HomeGrocer or Webvan from adjourning or postponing the HomeGrocer shareholders' meeting or the Webvan stockholders' meeting, as the case may be, if there are insufficient shares of HomeGrocer common stock or Webvan common stock, as the case may be, necessary to conduct business at their respective meetings of the shareholders or stockholders. The Board of Directors of HomeGrocer shall submit the Agreement and the Merger for shareholder approval pursuant to Section 23B.11.030(b)(3) of the Washington Law subject only to the condition of shareholder approval as described in section 2.4 of the Agreement. Unless HomeGrocer's Board of Directors has withdrawn its recommendation of the

Exhibit A to Articles of Merger
Plan of Merger of Robin Merger Corporation and HomeGrocer.com, Inc.
-------------------------------------------------------------------


Agreement and the Merger in compliance with section 5.4(a) of the Agreement, HomeGrocer shall use commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of the Agreement and the approval of the Merger and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of shareholders required by Washington Law or applicable Nasdaq requirements to obtain such approval. Webvan shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the share issuance and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required by the Delaware Law or applicable Nasdaq requirements to obtain such approval. HomeGrocer shall call and hold the HomeGrocer shareholders' meeting for the purpose of voting upon the adoption and approval of the Agreement and the approval of the Merger whether or not HomeGrocer's Board of Directors at any time subsequent to the date hereof withdraws its recommendation of the Agreement and the Merger.

     13. Implementation. The Board of Directors and the proper officers of Robin and of HomeGrocer, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the Merger herein provided for.

     14. Adoption of Plan of Merger. This Plan of Merger was adopted by resolution of the Board of Directors of HomeGrocer and Robin.

     15. Amendment. This Plan of Merger may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of both Robin and HomeGrocer; provided, however, that the Plan of Merger may not be amended or supplemented after having been approved by the sole shareholder of Robin or the shareholders of HomeGrocer except by a vote or consent of shareholders in accordance with applicable law.

     16. Counterparts. This Plan of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.


         [The remainder of this page has been intentionally left blank]

Exhibit A to Articles of Merger
Plan of Merger of Robin Merger Corporation and HomeGrocer.com, Inc.
-------------------------------------------------------------------



     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Plan of Merger as of June 25, 2000.



                                        ROBIN:

                                        ROBIN MERGER CORPORATION,
                                        a Washington corporation


                                        By: /s/ MARK X. ZALESKI
                                           -------------------------------------
                                           Mark X. Zaleski
                                           President



                                        HOMEGROCER:

                                        HOMEGROCER.COM, INC.,
                                        a Washington corporation


                                        By:/s/ MARY ALICE TAYLOR
                                           -------------------------------------
                                           Mary Alice Taylor
                                           Chairman of the Board and
                                           Chief Executive Officer



                                      -1-